UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

Pursuant to Section 12(b) or (g) of the
Securities Exchange Act of 1934

INTERNATIONAL BUSINESS MACHINES
CORPORATION
(Exact name of registrant as specified in its charter)
New York	13-0871985
(State of Incorporation)	(I.R.S. Employer Identification No.)

New Orchard Road Armonk, New York 10504	10504
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

€1,000,000,000 0.950% Notes Due 2025	New York Stock Exchange, Inc.
€1,000,000,000 1.500% Notes Due 2029	New York Stock Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.    ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), please check the following box.    ☐

Securities Act registration statement file number to which this form relates: 333-212685

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the securities to be registered is contained in the Prospectus Supplement dated May 16, 2017, and the Prospectus dated July 26, 2016, copies of which were electronically transmitted for filing with the Commission pursuant to Rule 424(b) on May 18, 2017, each of which form a part of the Registrant’s Registration Statement on Form S-3 (No. 333-212685), and is incorporated herein by reference.

Item 2.	Exhibits.

I.  The following exhibits are filed with the Commission and the New York Stock Exchange, Inc.:

2.1 - Form of the Registrant’s  €1,000,000,000 0.950% Notes Due 2025.
2.2 - Form of the Registrant’s  €1,000,000,000 1.500% Notes Due 2029.

2.3 - Indenture dated as of October 1, 1993, as amended by the First Supplemental Indenture dated as of December 15, 1995, between the Registrant and The Bank of New York Mellon, as Trustee (incorporated by reference to Registration Statement on Form S-3 (No. 333-145104)).

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

INTERNATIONAL BUSINESS MACHINES CORPORATION
(Registrant)

By:	/s/ Elizabeth Barzelatto
Name: Elizabeth Barzelatto
Title: Vice President and Assistant Treasurer

Date:  May 22, 2017